newsrelease
CTS CORPORATION  Elkhart, Indiana 46514h(574) 523-3800

January 27, 2010

FOR RELEASE:  Immediately

CTS ANNOUNCES FOURTH QUARTER AND FULL-YEAR
2009 FINANCIAL RESULTS

Reports Strong Cash Flow and Sequential Improvement in Sales and Operating Earnings
Adjusted Earnings Exceed Analyst Estimate

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced fourth quarter 2009 revenues of $133.9 million, 6% higher than third quarter 2009 revenues of $126.6 million. Fourth quarter 2009 net earnings were $4.1 million, or $0.12 per diluted share, including a discrete tax valuation allowance charge of $2.5 million (or $0.07 per diluted share). Excluding this charge, fourth quarter non-GAAP adjusted net earnings were $6.6 million, or $0.19 per diluted share, compared to third quarter 2009 net earnings of $4.5 million, or $0.13 per diluted share.

Components and Sensors segment revenues increased 17% from the third quarter of 2009, driven by a 24% improvement in automotive product shipments with improved market share, as the global markets began to recover.  Sales of electronic component products increased 5% over the third quarter of 2009 primarily from higher demand for wireless infrastructure applications. EMS segment sales decreased 3% from the third quarter of 2009 primarily due to lower sales in the defense and aerospace market.  Components and Sensors segment sales were 49% of total CTS sales in the fourth quarter, compared to 44% in the third quarter, contributing to the sequential earnings improvement.

Although total sales in the fourth quarter 2009 decreased 18% from the same period last year, sales in automotive sensors and actuators increased 44%, reflecting the global market recovery for light vehicles. Adjusted fourth quarter 2009 diluted earnings per share of $0.19 increased 36% over the fourth quarter 2008.

Full-year 2009 revenue was $499.0 million, a 28% decrease from 2008 full-year revenue, reflecting the impact of the global recession. The Company implemented a number of cost saving actions in late 2008 and 2009 to manage through the negative economic environment, finishing the year with three consecutive sequential quarter-to-quarter improvements in both sales and operating earnings.  Fourth quarter 2009 cash flow from operations was $12.5 million driving full-year cash flow from operations to $46.6 million, which is significantly improved from $34.1 million for full-year 2008.  Full-year capital expenditures were $6.5 million, compared to $17.6 million in 2008.  Total debt, as a percentage of total capitalization, was 17.0% at year-end 2009, compared to 22.4% at year-end 2008.

Commenting on fourth quarter 2009 results, Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “We are pleased to continue the momentum established earlier this year through our growth and cost structure initiatives. The Company continued generating strong cash flow and improving operating profitability. CTS ended the year further diversifying its geographic customer base by winning strategic new business in key Asian markets. CTS achieved a record of winning over $300 million of new business across all our key product lines and continued to capture design wins for electronic component products.”

The full-year 2009 net loss of $34.1 million, or $1.01 per share, included four non-operating discrete items: a non-cash charge for goodwill impairment of $33.2 million, or $0.98 per diluted share, restructuring charges of $2.2 million, or $0.05, an international cash repatriation-related tax charge, primarily non-cash, of $9.1 million, or $0.27 per diluted share, and a discrete tax valuation charge of $2.5 million, or $0.07 per diluted share. Full-year net earnings in 2008 was $28.1 million, or $0.81 per diluted share. Included in 2008 results were two non-operating discrete items: a favorable net tax credit of $0.14 per share and a negative $0.10 per share impact from restructuring and related costs.  Excluding these non-operating items, adjusted earnings per share in 2009 were $0.36, compared to adjusted earnings per share in 2008 of $0.77.

Based on an easing of the current recession, yet taking a cautious view of the economic indicators in 2010, management anticipates full-year 2010 sales to increase in the range of 10% to 15% over 2009 and diluted earnings per share to be in the range of $0.45 to $0.53. This estimate includes reinstatement of certain temporary salary and benefit reductions in 2009, and increase in the research and development activities to support new product introductions, including the launch of sensor and actuator products for diesel and commercial market applications. First quarter results are expected to show normal seasonality with gradual improvements during the year.

SEGMENT INFORMATION

(Dollars in millions)

	Fourth Quarter		Fourth Quarter		Third Quarter
	2009		2008		2009
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	Earnings	Sales	Earnings	Sales	Earnings
Components and Sensors	$65.5	$7.6	$58.0	$1.9	$55.8	$4.1
Electronics Manufacturing Services (EMS)	68.4	0.7	104.8	4.0	70.8	2.2
Segment Operating Earnings		8.3		5.9		6.3
Expenses not allocated to business segments:
- Restructuring and related charges				(2.1)
Total	$133.9	$8.3	$162.8	$3.8	$126.6	$6.3

Components & Sensors: Components and Sensors fourth quarter 2009 sales increased $9.6 million, or 17%, from the third quarter of 2009 reflecting a 24% increase in global automotive sensor product demand. Electronic component product demand increased 5% primarily in sales of infrastructure applications. Segment operating earnings increased $3.5 million from the third quarter, driven primarily by higher sales volume and improved margins.

Components and Sensors fourth quarter 2009 sales increased $7.5 million, or 13%, from the fourth quarter of 2008.  Automotive sensor and actuator product sales improved by $13.6 million, or 44%, partially offset by 23% lower sales of electronic component products.  Segment operating earnings of $7.6 million were favorable by $5.7 million to the fourth quarter of 2008 due to higher sales volumes and cost control initiatives.

EMS: EMS fourth quarter 2009 sales declined $2.3 million, or 3%, from third quarter 2009 levels, primarily reflecting lower demand in the defense and aerospace market.  Segment operating earnings of $0.7 million decreased $1.5 million from the third quarter 2009, primarily due to unfavorable product mix and lower sales.

EMS fourth quarter 2009 sales decreased $36.4 million, or 35%, from the fourth quarter of 2008 reflecting lower sales across all markets from the global recession. Segment operating earnings decreased $3.3 million from the fourth quarter of 2008 on lower volumes, partially offset by reduced operating expenses.

Conference Call
As previously announced, the Company has scheduled a conference call on Thursday, January 28, 2010 at 11:00 a.m. EST. Those interested in participating may dial 800-288-8960 (612-332-0107, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EST on Thursday, January 28, 2010, through 11:59 p.m. EST on Thursday, February 4, 2010. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 142812. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; and CTS’ ability to protect its intellectual property. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC, available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2009	2008*	2009	2008*

Net sales	$133,888	$162,827	$498,982	$691,707

Costs and expenses:
Cost of goods sold	102,941	133,081	400,142	554,634
Selling, general and administrative expenses	18,761	19,134	67,119	82,370
Research and development expenses	3,927	4,730	14,154	18,306
Restructuring and impairment charges	-	2,102	2,243	5,567
Goodwill impairment	-	-	33,153	-

Operating earnings / (loss)	8,259	3,780	(17,829)	30,830

Other (expense) / income:
Interest expense	(226)	(1,216)	(1,722)	(6,193)
Other	(126)	347	(863)	1,618
Total other expense	(352)	(869)	(2,585)	(4,575)

Earnings / (loss) before income taxes	7,907	2,911	(20,414)	26,255

Income tax expense / (benefit)	3,764	(2,072)	13,636	(1,807)

Net earnings / (loss)	$4,143	$4,983	$(34,050)	$28,062

Net earnings / (loss) per share:
Basic	$0.12	$0.15	$(1.01)	$0.83

Diluted	$0.12	$0.15	$(1.01)	$0.81

Cash dividends declared per share	$0.03	$0.03	$0.12	$0.12

Average common shares outstanding:
Basic	33,892	33,711	33,823	33,728

Diluted	34,621	36,840	33,823	37,864

*The Statement of Earnings for the three and twelve months ended December 31, 2008 was adjusted from the previously filed 2008 10-K to comply with the provisions of Accounting Standards Codification ("ASC") 470-20, "Debt with Conversion and Other Options."

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	December 31,	December 31,
	2009	2008*

Cash and cash equivalents	$51,167	$44,628
Accounts receivable, net	71,718	94,175
Inventories, net	54,348	70,867
Other current assets	16,502	16,172
Total current assets	193,735	225,842

Property, plant & equipment, net	81,120	90,756
Other assets	132,802	171,844

Total Assets	$407,657	$488,442

Notes payable and current portion
of long-term debt	$-	$-
Accounts payable	52,344	71,285
Other accrued liabilities	38,172	41,956
Total current liabilities	90,516	113,241

Long-term debt	50,400	79,988
Other obligations	19,287	17,740

Shareholders' equity	247,454	277,473

Total Liabilities and
Shareholders' Equity	$407,657	$488,442

*The Balance Sheet at December 31, 2008 was adjusted from the previously filed 10-K to comply with the provisions of ASC 470-20, "Debt with Conversion and Other Options."

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2009	2008*	2009	2008*
	Adjusted	Adjusted	Adjusted	Adjusted

Net sales	$133,888	$162,827	$498,982	$691,707

Costs and expenses:
Cost of goods sold	102,941	133,114	400,142	554,116
Selling, general and administrative expenses	18,761	19,134	67,119	82,370
Research and development expenses	3,927	4,730	14,154	18,306

Adjusted operating earnings	8,259	5,849	17,567	36,915

Other (expense) / income:
Interest expense	(226)	(1,216)	(1,722)	(6,193)
Other	(126)	347	(863)	1,618
Total other expense	(352)	(869)	(2,585)	(4,575)

Adjusted earnings before income taxes	7,907	4,980	14,982	32,340

Adjusted income tax expense	1,264	210	2,937	5,886

Adjusted net earnings	$6,643	$4,770	$12,045	$26,454

Adjusted net earnings per share:
	-		-
Diluted	$0.19	$0.14	$0.36	$0.77

Cash dividends declared per share	$0.03	$0.03	$0.12	$0.12

Average common shares outstanding:

Diluted	34,621	36,840	33,823	37,864

*The Statement of Earnings for the three and twelve months ended December 31, 2008 was adjusted from the previously filed 2008 10-Q to comply with the provisions of Accounting Standards Codification 470-20, "Debt with Conversion and Other Options."

See reconciliation and explanation of net earnings / (loss) to adjusted net earnings attached.

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)
	Three Months Ended
	December 31	September 27
	2009	2009
	Adjusted	GAAP**

Net sales	$133,888	$126,565

Costs and expenses:
Cost of goods sold	102,941	100,380
Selling, general and administrative expenses	18,761	16,494
Research and development expenses	3,927	3,408

Adjusted operating earnings	8,259	6,283

Other (expense) / income:
Interest expense	(226)	(239)
Other	(126)	(390)
Total other expense	(352)	(629)

Adjusted earnings before income taxes	7,907	5,654

Adjusted income tax expense	1,264	1,173

Adjusted net earnings	$6,643	$4,481

Adjusted net earnings per share:
	-
Diluted	$0.19	$0.13

Cash dividends declared per share	$0.03	$0.03

Average common shares outstanding:

Diluted	34,621	34,513

** There were no one-time events that required adjustments to the Statement of Earnings for the three months ended September 27, 2009.

See reconciliation and explanation of net earnings to adjusted net earnings attached.

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Full Year Earnings per Share

The following table reconciles projected GAAP earnings / (loss) per share to adjusted projected earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2009	2008	2009	2008

GAAP net earnings/(loss) per share	$ 0.12	$ 0.15	$ (1.01)	$ 0.81
Tax affected charges to reported diluted
loss per share:
Tax expense due to cash repatriation	-	-	0.27	-
NOL valuation allowance related to Asian unit	0.07	(0.05)	0.07	(0.14)
Restructuring charge	-	0.04	0.05	0.10
Goodwill impairment	-	-	0.98	-
Adjusted earnings per share	$ 0.19	$ 0.14	$ 0.36	$ 0.77

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings / (loss) per share. CTS calculates adjusted earnings per share to exclude the per share impact of tax expense associated with our cash repatriation and restructuring and goodwill impairment charges and an additional tax valuation allowance related to one of our foreign units.  We exclude the impact of these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. CTS uses adjusted earnings per share measures to evaluate overall performance, establish plans and perform strategic analysis. Using adjusted earnings per share measures avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because adjusted earnings per share measures are based on the exclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.
CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that adjusted earnings per share measures are useful to its management, investors and stakeholders in that they:

- provide a truer measure of CTS' operating performance,
- reflect the results used by management in making decisions about the business, and
- help review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted earnings per share measures in evaluating the performance of CTS with peer companies.

Debt / Capitalization

The following table represents the calculation of total debt to shareholder's equity:

(in thousands)	December 31	December 31
	2009	2008*

Notes payable	$ -	$ -
Current portion of long-term debt	-	-
Long-term debt	50,400	79,988

Total debt	50,400	79,988
Total shareholders' equity	247,454	277,473

Total capitalization	$ 297,854	$ 357,461

Total debt to capitalization	16.9%	22.4%

* Adjustments have been made from previous filings to comply with the provisions of ASC 470-20, "Debt with Conversion and Other Options."

Segment Operating Earnings

Segment operating earnings is a non-GAAP financial measure outside the context of the Accounting Standards Codification ("ASC") 280 required reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating earnings.  Segment operating earnings always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating earnings exclude interest expense, and other non-operating income and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating earnings measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)

(In thousands, except per share amounts)
	Three Months Ended		Three Months Ended		Twelve Months Ended			Twelve Months Ended
	December 31			December 31	December 31			December 31
	2009	Adjustments	Note	2009	2009	Adjustments	Note	2009
	(GAAP)			Adjusted	(GAAP)			Adjusted
Net sales	$ 133,888			$ 133,888	$ 498,982			$ 498,982

Costs and expenses:
Cost of goods sold	102,941			102,941	400,142			400,142
Selling, general and administrative expenses	18,761			18,761	67,119			67,119
Research and development expenses	3,927			3,927	14,154			14,154
Restructuring and impairment charges	-			-	2,243	(2,243)	A	-
Goodwill Impairment	-			-	33,153	(33,153)	B	-

Operating earnings / (loss)	8,259	-		8,259	(17,829)	35,396		17,567

Other expense:
Interest expense	(226)			(226)	(1,722)			(1,722)
Other	(126)			(126)	(863)			(863)
Total other expense	(352)			(352)	(2,585)			(2,585)

Earnings / (loss) before income taxes	7,907	-		7,907	(20,414)	35,396		14,982

Income tax expense / (benefit)	3,764	(2,500)	C	1,264	13,636	(10,699)	C	2,937

Net (loss) / earnings	$ 4,143	$ 2,500		$ 6,643	$ (34,050)	$ 46,095		$ 12,045

Net (loss) / earnings per share:
Basic	$ 0.12	$ 0.07		$ 0.19	$ (1.01)	$ 1.37		$ 0.36
				-				-
Diluted	$ 0.12	$ 0.07		$ 0.19	$ (1.01)	$ 1.37		$ 0.36

Cash dividends declared per share	$ 0.03			$ 0.03	$ 0.12			$ 0.12

Average common shares outstanding:
Basic	33,892			33,892	33,823			33,823

Diluted	34,621			34,621	33,823			33,823

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the first quarter of 2009 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to the impairment of the carrying value of goodwill.

C.	The following table presents the tax components related to Notes A, B and C above:
				YTD 2009	4th QTR 2009
Tax benefit related to first quarter restructuring charges				$ 673	$ -
Tax benefit related to first quarter goodwill impairment charges				205	-
Tax expense related to additional NOL valuation allowance				(2,500)	(2,500)
Tax expense related to one-time cash repatriation event				(9,077)	-
				$ (10,699)	$ (2,500)

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Three Months Ended		Twelve Months Ended			Twelve Months Ended
	December 31			December 31	December 31			December 31
	2008	Adjustments	Note	2008	2008	Adjustments	Note	2008
	(GAAP)			Adjusted	(GAAP)			Adjusted
Net sales	$ 162,827			$ 162,827	$ 691,707			$ 691,707

Costs and expenses:
Cost of goods sold	133,081	33	B	133,114	554,634	(518)	A	554,116
Selling, general and administrative expenses	19,134			19,134	82,370			82,370
Research and development expenses	4,730			4,730	18,306			18,306
Restructuring and impairment charges	2,102	(2,102)	A	-	5,567	(5,567)	A	-

Operating earnings	3,780	2,069		5,849	30,830	6,085		36,915

Other (expense) / income:
Interest expense	(1,216)			(1,216)	(6,193)			(6,193)
Other	347			347	1,618			1,618
Total other expense	(869)			(869)	(4,575)			(4,575)

Earnings before income taxes	2,911	2,069		4,980	26,255			32,340

Income tax (benefit) / expense	(2,072)	(2,282)	C	210	(1,807)	7,693	C	5,886

Net earnings	$ 4,983	$ (213)		$ 4,770	$ 28,062	$ (1,608)		$ 26,454

Net earnings per share:
Basic	$ 0.15	$ (0.01)		$ 0.14	$ 0.83	$ (0.04)		$ 0.79
				-				-
Diluted	$ 0.15	$ (0.01)		$ 0.14	$ 0.81	$ (0.04)		$ 0.77

Cash dividends declared per share	$ 0.03			$ 0.03	$ 0.12			$ 0.12

Average common shares outstanding:
Basic	33,711			33,711	33,728			33,728

Diluted	36,840			36,840	37,864			37,864

Notes:
A.	This adjustment pertains to restructuring (including related) and impairment charges that occurred in the third and fourth quarters of 2008 as a result of a company-wide restructuring plan.

B.	This represents a reversal of an accrued cost related to restructuring that was charged to cost of goods sold in the third quarter of 2008.

C.	The following table presents the tax components related to Notes A, B and C above:
				Three months	Twelve months
				ended	ended
				Dec 31, 2008	Dec 31, 2008
Tax benefit related to restructuring charges				$ 743	$ 2,190
Tax benefit due to change in Canada tax law				1,355	1,355
Tax benefit related to release of valuation allowance				184	4,148
				$ 2,282	$ 7,693